EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement (Form S-8 No.’ 333-135440) pertaining to the Consolidated Communications, Inc. 401(k) Plan and Consolidated Communications 401 (k) Plan For Texas Bargaining Associates of our report dated July 12, 2007, with respect to the financial statements and schedule of Consolidated Communications 401(k) Plan for Texas Bargaining Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/  West & Company, LLC
Sullivan, Illinois
July 12, 2007